ORCHID ISLAND CAPITAL,

INC.
ARTICLES OF AMENDMENT
ORCHID ISLAND

CAPITAL, INC., a Maryland

corporation (the

“Corporation”), hereby

certifies
to the State Department of Assessments and Taxation of Maryland (the “Department”) that:
FIRST:

The Corporation desires to, and does hereby,

amend its charter as currently in effect (the
“Charter”), pursuant

to

Section

2-309(e)

of

the

Maryland General

Corporation

Law

(the

“MGCL”),

to
effect a reverse stock split of the issued and outstanding shares of the common stock, par value $0.01 per share (“Common Stock”), of the Corporation such that:
(i)

every five (5) shares of Common Stock of the Corporation, par value $0.01 per share, that are

issued

and

outstanding

immediately

prior

to

the

Effective

Time

(as

defined

herein)

shall,

at

the
Effective Time, be combined and changed into one (1) issued

and outstanding share of Common Stock

of
the Corporation, par value $0.05 per share;
(ii)

no fractional shares

of Common Stock of

the Corporation resulting

from such combination
and change will be or remain issued

and outstanding following the Effective Time,

and each stockholder
otherwise entitled to a fractional share will be entitled to receive, in lieu thereof, cash in an amount equal to the

product obtained

by multiplying

(x) the

fraction of

a share

by (y)

the product

obtained by

multiplying
the last

reported price

per share

at which

shares of

Common Stock

of the

Corporation sold

on the

New
York

Stock

Exchange

at

the

close

of

market

on

the

date

on

which

the

Effective

Time

occurs

(prior

to
giving effect to such combination and change) by five (5); and
(iii)

shares

of

Common

Stock

of

the

Corporation

representing

the

difference

between

the
number of shares

of Common

Stock of the

Corporation issued and

outstanding immediately

prior to the
Effective

Time

and the

number of

shares of

Common

Stock of

the Corporation

issued and

outstanding
immediately

following

the

Effective

Time,

shall

be

and

become

authorized

and

unissued

shares

of
Common Stock of the Corporation having, at the Effective Time, a par value of $0.05 per share.
SECOND:

The

Corporation

desires to,

and

does

hereby,

further

amend

its

Charter pursuant

to
Section 2-605(a)(2) of the MGCL

to change the par value of

each authorized share of Common

Stock of
the Corporation from $0.05 per share to $0.01 per share, effective immediately after the Effective Time.
THIRD:

The

Corporation

desires

to,

and

does

hereby,

further

amend

its

Charter

pursuant

to
Section

2-105(a)(13)

of

the

MGCL

to

replace

Section

6.1

of

the

Charter

with

the

following,

effective
immediately after the Effective Time:
“Section 6.1 Authorized

Shares.

The

Corporation

has

authority

to

issue

120,000,000

shares

of
stock, consisting of 100,000,000 shares of common

stock, $0.01 par value per share (“Common

Stock”),
and 20,000,000

shares of

preferred stock,

$0.01 par

value per

share (“Preferred

Stock”). The

aggregate
par value of all authorized

shares of stock having

par value is $1,200,000. If

shares of one class of

stock
are classified or reclassified into shares of

another class of stock pursuant to Section 6.2, 6.3

or 6.4 of this
Article VI, the

number of authorized shares

of the former

class shall be

automatically decreased and

the
number of shares of the latter class shall

be automatically increased, in each case by the number

of shares
so

classified

or

reclassified,

so

that

the

aggregate

number

of

shares

of

stock

of

all

classes

that

the
Corporation has authority

to issue shall

not be more

than the total

number of shares

of stock set

forth in
the first sentence of this

paragraph. The Board of

Directors, with the approval

of a majority of the

entire
Board of Directors and

without any action by

the stockholders of the

Corporation, may amend the

Charter

from time to time to increase or

decrease the aggregate number of shares of stock or

the number of shares
of stock of any class or series that the Corporation has authority to issue.”
FOURTH:

The foregoing amendments to the Charter as

set forth in these Articles of Amendment
are for the

purpose of effecting a

reverse stock split

that results in

a combination of

issued and outstanding
shares of

Common Stock

of the

Corporation, a

change in

the par

value of

the authorized

shares of

Common
Stock of the Corporation and

a decrease in the authorized

stock of the Corporation, and

such amendments
are

limited

to

changes

expressly

authorized

by

Sections

2-309(e),

2-605(a)(2)

and

2-105(a)(13)

of

the
MGCL, respectively, to be

made without action

by the stockholders

of the

Corporation and

were approved
by a majority of the entire board of directors of the Corporation without action by the stockholders of the
Corporation.
FIFTH:

These Articles of Amendment shall be

effective at 5:00 p.m. Eastern Time on August 30,
2022 (the “Effective Time”).
SIXTH:

The undersigned President

and Chief

Executive Officer of

the Corporation acknowledges
these Articles

of Amendment

to be

the corporate

act of

the Corporation

and, as

to all

matters and

facts
required

to

be

verified

under

oath,

the

undersigned

President

and

Chief

Executive

Officer

of

the
Corporation acknowledges

that to

the best

of his

knowledge, information

and belief,

these

matters

and
facts are true in all material respects and that this statement is made under the penalties for perjury.
[SIGNATURE

PAGE

FOLLOWS]

IN WITNESS WHEREOF, the Corporation

has caused these Articles of Amendment

to be
signed

in

its

name

and

on

its

behalf

by

the

President

and

Chief

Executive

Officer

of

the
Corporation

and

attested

to by

the

Secretary

of the

Corporation

on this

29th

day

of

August,

2022.
ATTEST :
/s/ George H. Haas, IV_______________
Name: George H. Haas, IV
Title:

Secretary
ORCHID ISLAND CAPITAL,

INC.
/s/ Robert E. Cauley____________________
Name: Robert E. Cauley
Title:

President and Chief Executive Officer